Exhibit 99.1

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-357-6777

For Immediate Release

MPS Reports Fourth-Quarter and Fiscal 2005 Financial

Results and Provides Q1 Guidance

LOS GATOS, Calif., March 28, 2006 – Monolithic Power Systems, Inc. (MPS) (Nasdaq: MPWRE), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2005:

•	Fourth quarter net revenues of $32.5 million, up 120% from $14.8 million for the same quarter of 2004. Fiscal year 2005 net revenues of $99.1 million, up 108% from $47.6 million for 2004.

•	Fourth quarter gross margin of 64.0%, compared with 61.7% for the same quarter of 2004. Fiscal year 2005 gross margin of 63.7%, compared with 58.8% for fiscal year 2004.

•	Fourth quarter GAAP operating expenses of $15.3 million, including $8.1 million for research and development and selling, general and administrative; $6.0 million for patent litigation; and $1.2 million for stock-based compensation. Fiscal year 2005 GAAP operating expenses of $56.7 million, including $28.3 million for research and development and selling, general and administrative; $23.4 million for patent litigation; and $5.0 million for stock-based compensation

•	Fourth quarter non-GAAP(1) operating expenses of $14.1 million, excluding $1.2 million for stock-based compensation. Fiscal year 2005 non-GAAP(1) operating expenses of $51.6 million, excluding $5.0 million for stock-based compensation

•	Fourth quarter GAAP net income of $3.8 million, or $0.12 per diluted share, compared with GAAP net income of $0.7 million, or $0.02 per diluted share, for the same quarter of 2004. Fiscal year 2005 GAAP net income of $5.1 million, or $0.17 per diluted share, compared with a GAAP net loss of $4.9 million or ($0.54) per diluted share in fiscal year 2004.

•	Fourth quarter non-GAAP(1) net income of $4.7 million, or $0.15 per diluted share, compared with non-GAAP net income of $3.3 million, or $0.12 per diluted share, for the same quarter of 2004. Fiscal year 2005 non-GAAP(1) net income of $9.8 million, or $0.32 per diluted share, compared with non-GAAP net income of $6.8 million, or $0.74 per diluted share, for fiscal year 2004

•	Cash, cash equivalents, restricted cash and investments of $66.8 million, compared with $60.3 million at September 30, 2005 and $49.0 million at the end of fiscal year 2004.

“Strong revenue growth, excellent margins and more market penetration defined the fourth quarter,” said MPS Chief Executive Officer Michael Hsing. “Our revenues increased across all our product families during the quarter and were up 10% sequentially and 120% year-over-year.

“Our DC to DC product family continued to penetrate broad market segments in the fourth quarter,” Hsing continued. “Our growth and success in applications such as disk drive, set top box, cable modems, DSL, and wireless access points among others for the DC to DC line highlighted the results of our new product development and continued product diversification.”

Business Outlook

The Company also provided financial targets for the first quarter ending March 31, 2006:

•	Net revenues in the range of approximately $24 million to $25 million

•	Gross margin in the middle of the range of the Company’s target model of 58% to 63%

•	Non-GAAP operating expenses, which exclude stock compensation expenses, between $13.5 million and $15 million, including estimated litigation expense in the range of approximately $4 million to $5 million.

Conference Call

MPS plans to conduct a management teleconference covering fourth-quarter results at 2:00 p.m. PDT / 5:00 p.m. EDT today, March 28, 2006. Dial-in number: 719-457-2680, code number 4863421. The call will be webcast live and archived for all investors for one year on the MPS website at http://www.monolithicpower.com/cmp_02_inv_rel.htm. This press release and any other information related to the call will also be posted on the website at that location. In addition, a phone replay of the call will be available for seven days at 719-457-0820, code number 4863421.

(1)	Non-GAAP operating expenses and net income or net loss differs from operating expenses and net income or net loss determined according to GAAP (Generally Accepted Accounting Principles in the United States). A schedule reconciling these amounts is included in this news release. MPS’ non-GAAP operating expenses and net income or net loss differs from GAAP net income or net loss in that the non-GAAP figure excludes stock-based compensation expense, net of taxes. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures in assessing what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with supplemental information and an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides the investor with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP measures utilized by MPS.

About MPS

Monolithic Power Systems Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, LED drivers, DC to DC converters, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top-quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in Los Gatos, Calif., the company has expanded its global presence with offices in Taiwan, China, Korea, Japan and Europe, which operate under MPS International Ltd.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding, among other things, expectations regarding the results of our targeted net revenues, gross margin, and non-GAAP operating expenses, including litigation expense, for the quarter ending March 31, 2006 as well as our expectations regarding our new product development and continued product diversification. These statements are not historical facts or guarantees of future performance or events, and are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of future trials, hearings, motions, and appeals; the adverse jury verdicts against the company and its customer, Taiwan Sumida Electronics, and uncertainties about possible lost business as a result of those outcomes; risks associated with the continued development, structuring and expansion of our business; the schedule of new product development; changes in government regulations in foreign countries where we have offices; excess inventory build up in our distribution channel and uncertainties about the timing of the resolution of the excess; impacts on our gross margin of startup expenses in Chengdu; possible slowing of demand in the global notebook market; acceptance of, or demand for, our products being lower than expected; the potential impact on our financial performance if our tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; issues of accounting controls and complying with Sarbanes-Oxley and other important risk factors identified in our SEC filings, including, but not limited to, our Annual Report on Form 10-K filed on March 28, 2006.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call. Any statements by persons outside of MPS speculating on the progress of the quarter, or other aspects of MPS’ business, are not based on internal MPS information and should be assessed accordingly by investors.

MPS, Monolithic Power Systems, and the MPS logo are among the trademarks of Monolithic Power Systems, Inc. in the U.S. and certain other countries.

Financial Statements Attached

Monolithic Power Systems, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except per share amounts)

	Balance at Period Ended
	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$25,091	$32,019
Investments	38,814	17,000
Accounts receivable, net	9,537	3,995
Inventories	6,165	5,398
Deferred income taxes	3,671	1,393
Prepaid expenses and other current assets	1,501	1,116
Restricted cash	2,938	—

Total current assets	87,717	60,921
Property and equipment, net	6,238	4,180
Deferred income taxes - non-current	—	508
Other assets	387	134
Restricted assets	6,433	6,641

TOTAL ASSETS	$100,775	$72,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,583	$3,396
Accrued compensation and related benefits	2,974	1,518
Accrued income tax	2,913	374
Accrued liabilities	9,797	2,996

Total current liabilities	22,267	8,284

Deferred rent	209	161
Deferred income tax liability	131	—

Stockholders’ equity:
Common stock	98,342	93,236
Deferred stock compensation	(4,544)	(8,941)
Notes receivable from stockholders	(398)	(398)
Accumulated other comprehensive income (loss)	(138)	243
Accumulated deficit	(15,094)	(20,201)

Total stockholders’ equity	78,168	63,939

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100,775	$72,384

Monolithic Power Systems, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Three Months Ending		For the Year Ending
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
		As restated		As restated
Net Revenues	$32,531	$14,799	$99,131	$47,595
Cost of revenues	11,696	5,668	36,003	19,594

Gross profit	20,835	9,131	63,128	28,001
Gross profit %	64.0%	61.7%	63.7%	58.8%
Operating expenses:
Research and development	3,846	3,452	14,826	12,854
Selling, General and Administrative	5,471	3,338	18,434	12,549
Patent litigation expense	4,185	2,988	18,367	7,833
Provision for Litigation awards and settlements	1,837	—	5,037	—

Total operating expenses	15,339	9,778	56,664	33,236

Income (Loss) from operations	5,496	(647)	6,464	(5,235)
Other income (expense):
Interest income	610	62	1,703	171
Other Expense	49	—	(111)	(93)

Total other income (Expense)	659	62	1,592	78

Income (loss) before income taxes	6,155	(585)	8,056	(5,157)

Income tax provision	2,322	(1,438)	2,949	(1,438)

Net Income (loss)	3,833	853	5,107	(3,719)

Accretion of redeemable convertible preferred stock	—	178	—	1,183

Net income (loss) attributable to common stockholders	$3,833	$675	$5,107	$(4,902)

Basic net income (loss) per common share	$0.13	$0.04	$0.18	$(0.54)
Diluted net income (loss) per common share	$0.12	$0.02	$0.17	$(0.54)
Shares used in basic net income (loss) per common share	28,528	16,186	27,998	9,132
Shares used in diluted net income (loss) per common share	32,523	27,922	30,871	9,132

Monolithic Power Systems, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ending		For the Year Ending
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net Revenues	$32,505	$15,127	$99,082	$48,092
Cost of revenues	11,720	5,482	35,637	18,681

Gross profit	20,785	9,645	63,445	29,411
Gross profit %	63.9%	63.8%	64.0%	61.2%
Operating expenses:
Research and development	3,280	2,268	12,215	7,689
Selling, General and administrative	4,796	2,018	16,026	7,066
Patent litigation expense	4,185	2,988	18,367	7,833
Provision for Litigation awards and settlements	1,837	—	5,037	—

Total operating expenses	14,098	7,274	51,645	22,588

Income (Loss) from operations	6,687	2,371	11,800	6,823
Other income (expense):
Interest income	610	62	1,703	171
Other expense	49	—	(111)	(93)

Total other income (expense), net	659	62	1,592	78

Income (loss) before income taxes	7,346	2,433	13,392	6,901

Income tax provision	2,603	(1,083)	3,574	(1,083)

Net Income	4,743	3,516	9,818	7,984

Accretion of redeemable convertible preferred stock	—	178	—	1,183

Net income attributable to common stockholders	$4,743	$3,338	$9,818	$6,801

Basic net income per common share	$0.17	$0.21	$0.35	$0.74
Diluted net income per common share	$0.15	$0.12	$0.32	$0.74
Shares used in basic net income per common share	28,528	16,186	27,998	9,132
Shares used in diluted net income per common share	32,523	27,922	30,871	9,132

GAAP TO NON-GAAP RECONCILIATION

	Three Months Ending		For the Year ending
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net Income (Loss) - GAAP Basis	$3,833	$853	$5,107	$(3,719)

Non-GAAP Adjustments for Stock-Based Compensation
Contra Revenues	(26)	328	(49)	497
Cost of Revenues	(24)	186	366	913
S,G&A	675	1,320	2,408	5,483
R&D	566	1,184	2,611	5,165
Tax effect of adjustments	(281)	(355)	(625)	(355)

Net Income	$4,743	$3,516	$9,818	$7,984